WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007




                                January 17, 2001



SEACOR SMIT, Inc.
1370 Avenue of the Americas, 25th Floor
New York, New York 10019

Ladies and Gentlemen:


                     We have acted as counsel to SEACOR SMIT, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, Registration No. 333-53320 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,000,000 shares (the "Shares") of common stock, $.01 par value, of the Company (the "Common Stock").

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended to date, the Amended and Restated By-laws of the Company, as amended to date, the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized, and, when issued and paid for (a) in accordance with the terms of the definitive agreements governing the issuance of such Shares (the "Acquisition Agreements"), assuming (i) that at least par value will be paid for the Shares, (ii) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of the Company, and (iii) the completion of all actions and proceedings to be taken in order to permit the such issuances to be carried out in accordance with applicable securities laws, and (b) as contemplated by the Registration Statement and/or the applicable Prospectus Supplement relating to the Shares, the Shares will be validly issued, fully paid and non-assessable.



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January 17, 2001
Page 2




                     The opinions expressed herein are limited to the laws of the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                     We hereby consent to all references to our firm included in the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.




                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP
                                          ------------------------------
                                              Weil, Gotshal & Manges LLP